TRIMBLE NAVIGATION LIMITED
                                   EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the use of our report dated January 28, 1997 in this Annual Report(Form 10-K) of Trimble Navigation Limited for the year ended December 31, 1996.


     We also  consent to the  incorporation  by  reference  in the  Registration
Statement  (Form S-8 Nos.  33-37384,  33-39647,  33-45167,  33-45604,  33-46719,
33-50944,  33-57522,  33-62078,  33-78502,  33-84362,  33-91858  and  333-04670)
pertaining to the 1983 Stock Option Plan, the Trimble Navigation Savings and Retirement Plan, the 1990 Director Stock Option Plan, the "Position for Us for Progress" 1992 Employee Stock Bonus Plan, the 1992 Management Discount Stock Option Plan, and the 1993 Stock Option Plan, and the related Prospectuses, of our report dated January 28, 1997 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in the Annual Report for the year ended December 31, 1996 (Form 10-K).



                                           /s/  Ernst & Young LLP


Palo Alto, California
March 21, 1997


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